UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10/A
Amendment No. 2

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	81-0438093
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5495 Bryson Drive, Suite 423
Naples, Florida 34109

(Address of principal executive offices) (Zip Code)

1-877-878-8136

Registrant’s telephone number, including area code

Securities registered or to be registered pursuant to Section 12(b) of the Act:

None	None
Title of each class to be so registered	Name of each exchange on which each class is to be registered

Securities registered or to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☒

(Do not check if a smaller reporting company)

As of May 1, 2015, there were 45,102,642 shares of the registrant’s common stock outstanding.

EXPLANATORY NOTE

We are filing this Amendment No. 2 on Form 10 to amend our original General Form for Registration of Securities on Form 10, as filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2015 (the “Original Form 10”), as amended by Amendment No. 1 to the Registration Statement on May 6, 2015 (together with the Original Form 10, the “Registration Statement”). The Registration Statement was filed to register our common stock, par value $0.001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Amendment No. 2 is being filed to amend Item 15 to include certain material agreements.

Unless otherwise noted, references in this registration statement to “FTE,” “FTE Networks,” the “Company,” “we,” “our” or “us” means FTE Networks, Inc. and its subsidiaries.

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Item 15.         Financial Statements and Exhibits

(a)	No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

(b)	The following exhibits are provided as required by Item 601 of Regulation S-K (§229.601 of this chapter):

Exhibit Number	Description

2.1	Non-Interest-Bearing Promissory Note dated February 26, 2010 (incorporated by reference to Exhibit 2.03A to the Company’s Current Report on Form 8-K filed March 2, 2010; Company File # 000-31355).

2.2	Subordinated Security Agreement dated February 26, 2010 (incorporated by reference to Exhibit 2.03.B to the Company’s Current Report on Form 8-K filed March 2, 2010; Company File #000/31355).

2.3	Agreement and Plan of Merger dated June 19, 2013 (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed June 25, 2013).

3.1	Amended and Restated Articles of Incorporation of the company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed January 13, 2009).

3.2	Certificate of Designation of the Series B Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed August 19, 2008).

3.3	Restated Bylaws (Incorporated by reference to Exhibit 3.2 to Form 10-KSB dated October 16, 2003).

3.4	Certificate of Designation of Series C Preferred Stock (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q for the period ended March 31, 2011 filed on May 16, 2011).

3.5	Amendment No. 1 to the Certificate of Designation of the Series C Preferred Stock (incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q for the period ended March 31, 2011 filed on May 16, 2011).

3.6	Articles of Merger (incorporated by reference to Exhibit 3.1 to the company’s Form 8-K filed June 25, 2013).

3.7	Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed June 25, 2013).

3.8	Certificate of Designation of the Series D Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company’s Form 8-K filed June 25, 2013).

3.9	Certificate of Designation of the Series E Preferred Stock (incorporated by reference to Exhibit 3.4 to the Company’s Form 8-K filed June 25, 2013).

3.10	Articles of Merger (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed March 19, 2014).

4.1	Form of warrant to purchase common stock granted in connection with August 19, 2008 financing arrangement between the Company and one of its directors (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed January 13, 2009; Company File # 000-31355).

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Exhibit Number	Description

4.2	Registration Rights Agreement dated November 12, 2008 by and between the Company and the placement agent for the November 2008 offering of Common Stock (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K filed January 13, 2009; Company File # 000-31355).

4.3	Form of warrant to purchase common stock granted in connection with November 2008 offering of Common Stock (incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K filed January 13, 2009; Company File # 000-31355).

4.4	Form of convertible promissory notes and warrants granted in connection with the 2007 convertible debt financing (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 28, 2007; Company File # 000-31355).

4.5	Form of warrant to purchase common stock granted in connection with the offering of Series A and Series A-1 Preferred Stock, as amended and recirculated July 30, 2008 (incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-K filed January 13, 2009; Company File # 000-31355).

4.6	Form of warrant to purchase common stock granted to the placement agent retained in connection with the offering of Series A and Series A-1 Preferred Stock (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated December 28, 2007; Company File # 000-31355).

4.7	Form of warrant to purchase common stock granted to affiliates of placement agent retained in connection with the offering of Series A and Series A-1 Preferred Stock (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K dated December 28, 2007; Company File # 000-31355).

4.8	Form of warrant to purchase common stock granted in connection with the offering of Series B Preferred Stock (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed August 19, 2008; Company File # 000-31355).

4.9	Form of warrant to purchase common stock granted in connection with the July 2008 offering of Common Stock (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q filed August 19, 2008; Company File # 000-31355).

4.10	Form of warrant to purchase common stock issued to J. Sherman Henderson and Robert A. Clarkson on July 10, 2008 (incorporated by reference to Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q filed August 19, 2008; Company File # 000-31355).

4.11	Form of the Convertible Promissory Notes, dated January 22, 2009, made and issued by the Company to various investors, in the aggregate principal amount of $500,000 (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed February 23, 2009; Company File # 000-31355).

4.12	Form of the Warrants, dated January 22, 2009, made and issued by the Company to various investors (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q filed February 23, 2009; Company File # 000-31355).

4.13	Form of warrant to purchase common stock granted to the investors in connection with the June 2009 offering of Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed August 12, 2009; Company File # 000-31355).

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Exhibit Number	Description

4.14	Form of warrant to purchase common stock granted to the investors in connection with the September 2009 Private Placement (incorporated by reference to Exhibit 4.14 to the Company’s Annual Report on Form 10-K filed December 29, 2009; Company File # 000-31355).

4.15*	Promissory Note made by the Company to TLP Investments, dated December 31, 2013.

4.16*	Promissory Note made by the Company to TBK 327 Partners, LLC dated January 23, 2014.

4.17*	Promissory Note made by the Company to TBK 327 Partners, LLC, dated May 16, 2014.

4.18*	Promissory Note made by the Company to TLP Investments, dated May 16, 2014.

10.1*	Employment Agreement between the Company and Theresa Carlise, dated February 1, 2013, as amended by Amendment No. 1 to Employment Agreement, dated March 1, 2014 and Amendment No. 2 to Employment Agreement, dated May 14, 2014.

10.2	Securities Purchase Agreement dated June 19, 2013, by and between Focus Venture Partners, Inc. and 5G Investments, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed June 25, 2013).

10.3	Assignment and Consent to Assignment Agreement by and among Focus Venture Partners, Inc., Beacon Enterprise Solutions Group, Inc. and 5G Investments, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed June 25, 2013).

10.4	Amended and Restated Guarantee and Collateral Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed June 25, 2013).

10.5	Agreement dated June 19, 2013, by and among Focus Venture Partners, Inc., Beacon Enterprise Solutions Group, Inc. and Christopher B. Ferguson (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed June 25, 2013).

10.6	Pledge and Escrow Agreement dated June 19, 2013, by and among Focus Ventures Partner, Inc., Beacon Enterprise Solutions Group, Inc. and the shareholders of Focus Ventures Partners, Inc. (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed June 25, 2013).

10.7*	Employment Agreement between the Company and John Wood, dated October 14, 2013.

10.8	Factoring Agreement, dated May 12, 2014 by and between Focus Fiber Solutions, LLC and Amerifactors Financial Group, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on May 16, 2014).

10.9	Factoring Agreement, dated May 12, 2014 by and between Jus-Com, Inc. and Amerifactors Financial Group, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on May 16, 2014).

10.10*	Employment Agreement between the Company and David Lethem dated June 2, 2014.

10.11**	Board Appointment Letter Agreement by and between the Company and John Klumpp dated June 2, 2014.

10.12*	Employment Agreement between the Company and Michael Palleschi dated June 13, 2014.

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Exhibit Number	Description

10.13	Offer of Settlement by and between the SEC and the Company dated September 8, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on September 11, 2014).

14.1	Code of Ethics (incorporated by reference to Exhibit 14.1 to the Company’s Annual Report on Form 10-K filed January 13, 2009; Company File # 000-31355).

21	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Company’s Form 10 filed on March 17, 2015).

* Denotes filed herein.

** Denotes compensatory plan or management contract.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FTE Networks, Inc.

Date: June 2, 2015	By:	/s/ Michael Palleschi
Michael Palleschi
Chief Executive Officer

Date: June 2, 2015	By:	/s/ David Lethem
David Lethem
Chief Financial Officer

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